                                                                  EXHIBIT 23(b)

                               AUDITORS' CONSENT

The Board of Directors
The Summit Bancorporation:

  We consent to the use of our report dated January 17, 1995, relating to the consolidated balance sheets of The Summit Bancorporation and subsidiaries as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, incorporated herein by reference, and to the reference to our Firm under the heading "Experts" in the registration statement.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
October 26, 1995